Exhibit 99.1

Glacier Bancorp, Inc. Announces Three for Two Stock Split

          KALISPELL, Mont., Nov. 29 /PRNewswire-FirstCall/ -- Glacier Bancorp, Inc.’s (Nasdaq: GBCI) Board of Directors, at their regular meeting held on November 29, 2006, approved a three for two stock split of their common stock. The split will be paid on December 14, 2006 to shareholders of record on December 11, 2006.  Fractional shares will be paid by the Company in cash.

          Glacier Bancorp, Inc. is the parent company for 15 community banks, including Glacier Bank, Kalispell; Glacier Bank, Whitefish; First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank and First Citizens Bank of Billings; Citizens State Bank, Hamilton; First National Bank of Lewistown; Western Bank of Chinook, N.A.; and First Citizens Bank, N.A., Columbia Falls; all located in Montana; as well as Mountain West Bank, Coeur d’Alene, with operations in Idaho, Utah and Washington; 1st Bank, Evanston, operating in Wyoming; Citizens Community Bank, Pocatello, operating in Idaho and First National Bank of Morgan, operating in Utah.

SOURCE  Glacier Bancorp, Inc.
          -0-                                                    11/29/2006
          /CONTACT:  Michael J. Blodnick, +1-406-751-4701, or James H. Strosahl, +1-406-751-4702, both of Glacier Bancorp, Inc./